UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 19, 2008
(Date of Report)

Golden Health Holdings, Inc.

(Name of small business issuer in its charter)

Nevada	87-0385103
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11th Floor, Lin Fook House, 1-3 Jardine Crescent, Causeway Bay, Hong Kong

(Address of principal executive offices)

+852 3580 0105

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.   Change in Registrant’s Certifying Accountant

(a)(2)

On August 19, 2008, the Registrant appointed the firm of JTC Fair Song CPA Firm (“JTC”), whose address is Room 20HH08, 20/F., Eu Hua Mansion, Huangmugang, Futian, Shenzhen, China 518035, as the principal independent registered public accounting firm of the Company for the fiscal years ended September 30, 2006, 2007 and 2008.  During the two most recent fiscal years or subsequent interim period, neither the Registrant, nor anyone on its behalf, consulted with JTC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor did the entity of JTC, provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant’s two most recent fiscal years or subsequent interim period, the Registrant has not consulted with JTC, on any matter that was the subject of a disagreement or a reportable event.

On September 9, 2008, the Registrant provided a draft copy of this report on Form 8-K to JTC in order to provide JTC with the opportunity to furnish the Registrant with a letter addressed to the SEC containing any new information, clarification of the Registrant’s expression of its views or the respects in which it does not agree with the statements made by the Registrant in this report on Form 8-K.  As of the date of filing of this report on Form 8-K, JTC has not furnished the Registrant with a letter responding to any of the foregoing matters.  In the event JTC does elect to provide such a letter, it will be filed as an exhibit to an amended report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2008

Golden Health Holdings Inc.

By:	/s/ Kam Lau
Name: Kam Lau
Title: Chief Executive Officer